                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                            Sigma-Aldrich Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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Notes:

                           SIGMA-ALDRICH CORPORATION

                              3050 Spruce Street

                           St. Louis, Missouri 63103

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            To be held May 7, 2002

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Sigma-Aldrich Corporation will be held at the Sigma-Aldrich Life Science and High Technology Center, 2909 Laclede Avenue, St. Louis, Missouri 63103, on Tuesday, May 7, 2002, at 11:00 A.M., Central Daylight Time, for the following purposes:

1. To elect eight directors; and

2. To transact such other business as may properly come before the meeting and any adjournments thereof.

Only shareholders of record as of the close of business on March 8, 2002 are entitled to notice of, and to vote at, the meeting.

                                          By Order of the Board of Directors,


                                          /s/
                                          Michael R. Hogan, Secretary

March 29, 2002

Your vote is important. You may vote in any one of the following ways:

         .  Use the toll-free telephone number shown on the proxy card.

         .  Use the internet web site shown on the proxy card.

         . Mark, sign, date and promptly return the enclosed proxy card in the postage-paid envelope.

Shareholders who attend the meeting may revoke their proxies and vote in person if they desire.

                           SIGMA-ALDRICH CORPORATION

                                PROXY STATEMENT

                        Annual Meeting of Shareholders

                                  May 7, 2002

The enclosed proxy is solicited by the Board of Directors (the "Board") of Sigma-Aldrich Corporation (the "Company") for use at the Annual Meeting of Shareholders (the "Meeting") to be held at the Sigma-Aldrich Life Science and High Technology Center, 2909 Laclede Avenue, St. Louis, Missouri 63103, on Tuesday, May 7, 2002, and any adjournments thereof. Any shareholder giving the proxy has the power to revoke it at any time before it is voted (i) by written notice mailed to Proxy Services, P.O. Box 9141, Farmingdale, New York 11735-9769, (ii) by submitting a later-dated proxy, or (iii) by attending the Meeting and casting a contrary vote. If the proxy is not so revoked or not revoked in person at the Meeting, such proxy will be voted either as designated or, if no designation is made, will be voted in favor of the nominees for directors.

Shareholders of record as of the close of business on March 8, 2002 are entitled to notice and will be entitled to vote at the Meeting and at any adjournments thereof. As of the close of business on March 8, 2002, there were a total of 73,100,217 shares of common stock outstanding and entitled to vote. Shareholders will be entitled to one vote for each share held on all matters, including the election of directors.

The cost of solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally, or by telephone or telegraph, by employees of the Company without additional compensation. The Company also may retain a professional proxy solicitor to assist in soliciting proxies. The solicitor's fee is estimated at $5,000 to $10,000 plus expenses, depending upon the extent of the solicitor's activities. Brokers, dealers, banks and their nominees will be requested to forward proxy material to the beneficial owners of stock held by them of record, and the Company will reimburse them for their reasonable out-of-pocket and clerical expenses upon their request.

This Proxy Statement and accompanying form of proxy are first being sent to shareholders on or about March 29, 2002.

The mailing address of the Company's principal executive office is 3050 Spruce Street, St. Louis, Missouri 63103.

                             ELECTION OF DIRECTORS

Eight directors of the Company are to be elected to hold office until the next annual meeting or until their successors are elected and qualified. The persons named as proxies in the accompanying proxy card intend to vote for the election of the nominees named below. If for any reason any of the nominees are unavailable, the persons named as proxies may exercise discretionary authority to vote for substitutes proposed by the Board of Directors.

Nominees for Board of Directors

The following are the nominees for directors of the Company, their principal occupation, background, period of service as a director of the Company, other directorships, and age. All of the nominees are presently directors of the Company and, except for Messrs. McCollum, Reinhard and Toan, were elected to their present terms as directors at the 2001 Annual Meeting of Shareholders. Messrs. McCollum, Reinhard and Toan were elected at the November 13, 2001 Board of Directors meeting to replace David Kipnis, Andrew Newman and Thomas Urban upon their retirement from the Board that day. There are no family relationships between any of the directors or between any of the directors and any executive officer of the Company or its subsidiaries.

Nina V. Fedoroff       Director, Life Sciences Consortium, Pennsylvania State
                       University, University Park, Pennsylvania, for more than five years. Member of the National Science Board since
                       September 2000. She has been a director of the Company since 1996. Age 59.

David R. Harvey        Chairman, President and Chief Executive Officer of the
                       Company. Dr. Harvey has been Chairman since January 1,
                       2001. He has been President for more than five years and was elected Chief Executive Officer in November 1999. He served as Chief Operating Officer for more than five years until November 1999. He has been a director of the Company since 1981. Age 62.

W. Lee McCollum        Senior Vice President and Chief Financial Officer of
                       S.C. Johnson & Son, Inc., a manufacturer of consumer household chemicals, Racine, Wisconsin, for more than five years. He was elected a director of the Company in November 2001. He is also a director of Johnson Bank and Seritis Corporation. Age 52.

William C. O'Neil,
Jr. Private Investor. Former Chief Executive Officer of Tuitionfund.com, a provider of savings for higher education, Nashville, Tennessee. He was Chief Executive Officer of Tuitionfund.com from January 2000 until December 2000. He served as Chairman of Atrix Laboratories, Inc., Fort Collins, Colorado, a drug delivery company, from 1995 to February 2000. He was Chairman, President and Chief Executive Officer of ClinTrials Research, Inc., a clinical research services company, Nashville, Tennessee, for more than five years until 1998. He has been a director of the Company since 1987. He is also a director of American Healthways, Advocat, Inc. and Central Parking, Inc. Age 67.

J. Pedro Reinhard      Executive Vice President and Chief Financial Officer of
                       Dow Chemical Company, a manufacturer of chemicals, plastic materials, agricultural and other specialized products, Midland, Michigan, for more than five years. He is also Chairman of Dow AgroSciences LLC. He was elected a director of the Company in November 2001.
                       He is also a director of Dow Chemical Company, Mycogen
                       Corporation, Dow Corning Corporation and Royal Bank of
                       Canada. Age 56.

Jerome W. Sandweiss    Former Of Counsel, Blumenfeld, Kaplan & Sandweiss, P.C.,
                       Attorneys at Law, St. Louis, Missouri. He was Of Counsel at Blumenfeld, Kaplan & Sandweiss, P.C. for more than five years until January 1, 2001. He has been a director of the Company since 1975. Age 77.

D. Dean Spatz          Chairman and Chief Executive Officer of Osmonics, Inc.,
                       a manufacturer of water purification, fluid separation
                       and fluid handling products and equipment, Minnetonka,
                       Minnesota, for more than five years. He has been a
                       director of the Company since 1994. He is also a
                       director of Osmonics, Inc. and S.I. Technologies, Inc.
                       Age 58.
Barrett Toan           Chairman, President and Chief Executive Officer of
                       Express Scripts, Inc., a pharmacy benefit management company, St. Louis, Missouri, for more than five years.
                       He was elected a director of the Company in November
                       2001. He is also a director of Express Scripts, Inc. Age
                       54.

Directors Meetings and Committees

The Board of Directors met at regular meetings on four separate occasions during 2001. The Board of Directors has three committees which function throughout the year. The Audit Committee, of which Ms. Fedoroff and Messrs. McCollum, Sandweiss and Spatz (Chairman) are members, met six times in the past year. Mr. McCollum replaced Mr. Newman as an Audit Committee member on November 13, 2001. The members of the Audit Committee meet the independence requirements of Rule 4200(a)(15) of the National Association of Securities Dealers listing standards. The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing (i) financial reports and other financial information provided by the Company to any governmental body or the public, (ii) the Company's systems of internal controls regarding finance, accounting and legal compliance that management and the Board have established and (iii) the Company's auditing, accounting and financial processes generally. The Audit Committee annually recommends to the Board of Directors the appointment of a firm of independent auditors to audit the financial statements of the Company and meets with such independent auditors, the Company's internal auditor, the CEO and the principal financial, accounting and planning personnel of the Company to review the scope and the results of the annual audit, the amount of audit fees, the Company's internal accounting controls, the Company's financial statements contained in the Company's Annual Report to Shareholders and other related matters.

The Compensation Committee, consisting of Messrs. O'Neil (Chairman), Reinhard and Toan, reviews all areas of executive compensation and advancement within the Company. Messrs. Reinhard and Toan replaced Messrs. Newman and Urban as Compensation Committee members on November 13, 2001. The Committee held one meeting in the past year.

The Nominating Committee, of which Messrs. O'Neil (Chairman), Reinhard and Toan are members, recommends nominees to the Board of Directors. Messrs. Reinhard and Toan replaced Dr. Kipnis and Mr. Urban as Nominating Committee members on November 13, 2001. The committee will consider nominees recommended by shareholders for election to the Board of Directors provided the names of such nominees, accompanied by relevant biographical information, are submitted in writing to the

Secretary of the Company. In February of each year, the Nominating Committee generally proposes to the Board nominees for directors to be elected at the Company's Annual Meeting of Shareholders. Therefore, in order to be considered by the Nominating Committee, prospective nominee recommendations should be received by the Secretary no later than February 6th. The Committee held two meetings in the past year.

Each director attended at least 75% of the aggregate of the meetings of the Board and its Committees on which they served during 2001.

Director Compensation and Transactions

Directors who are not employed or retained as legal counsel by the Company were compensated by an annual fee of $13,500 in 2001, except for the three new Board members who were compensated by a fee of $7,500 for the second half of 2001. The Directors also received $3,000 for each director meeting attended plus reimbursement of their travel expenses. Mr. Urban received $1,500 for the February 20, 2001 Board meeting, as he participated in the meeting via conference call. For each Audit Committee meeting held on dates other than regularly scheduled Board meeting dates or outside of normal Board meeting hours, the Audit Committee Chairman received $2,000 plus reimbursement of his travel expenses and other members of the Audit Committee received $1,000 plus reimbursement of their travel expenses. Audit Committee members participated in three conference calls during the year and received $500 per call for their participation, with the exception of the Audit Committee Chairman, who received $1,000 per call for his participation. The Audit Committee Chairman also participated in a conference call that was separate from the three regularly scheduled conference calls, for which he received $1,000. Members of the Compensation Committee and the Nominating Committee received $1,000 and $500, respectively, plus reimbursement of their travel expenses for each committee meeting attended on dates other than regularly scheduled Board meeting dates or outside of normal Board meeting hours. Mr. Urban received $250 for the February 20, 2001 Nominating Committee meeting, as he participated in the meeting via conference call. The Nominating Committee Chairman received $7,000 for his participation in the November 13, 2001 Nominating Committee meeting and his efforts leading to the election of the three new Directors.

On February 17, 1998, the Company adopted the Director's Non-Qualified Share Option Plan of 1998 ("the Directors' Plan"). The Directors Plan permits the award of non-qualified stock options to purchase up to 400,000 shares of the Company's common stock to those members of the Board of Directors who are not employees of the Company and who do not beneficially own more than 1.0% of the Company's outstanding common stock. The Plan states that each eligible director serving on the Board on the day after any annual shareholder meeting, who has served on the Board for at least six months prior to the annual meeting, will be granted options to acquire 2,000 shares of common stock on such date. The Plan also states that newly elected directors will be granted options to acquire 10,000 shares of common stock upon the date of his or her initial election to the Board. The seven non-employee directors serving on the Board in May 2001 each received options to purchase 2,000 shares of common stock. On November 13, 2001, the three newly elected directors each received options to purchase 10,000 shares of common stock.

The option price per share is equal to the fair market value of the common stock on the trading day prior to the date the option is granted. No option will vest or may be exercised to any extent until the holder has continually served as a director of the Company for at least three months from the date of grant, provided that such options shall vest and become exercisable upon termination of employment by reason of death, disability or retirement, subject to the terms and conditions of the plan.

              SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS
                        AND PRINCIPAL BENEFICIAL OWNERS

Directors and Executive Officers

The following table sets forth the amount of the Company's common stock beneficially owned by each of the directors and executive officers of the Company shown in the summary compensation table, and by all directors and executive officers of the Company as a group, all as of March 8, 2002, based upon information obtained from such persons:

                                                                         Shares
                                                                      Beneficially
Name                                  Company Position                Owned (1)(2)
----                    --------------------------------------------- ------------
Larry S. Blazevich      Vice President, Information Systems              56,263  (3)
Nina V. Fedoroff        Director                                         18,800  (4)
David R. Harvey         Director, Chairman, President and               253,090  (3)
                        Chief Executive Officer
Michael R. Hogan        Chief Financial Officer, Chief Administrative    84,000  (3)
                        Officer and Secretary
W. Lee McCollum         Director                                         10,300  (5)
Jai P. Nagarkatti       President, Fine Chemicals                       118,410  (3)
William C. O'Neil, Jr.  Director                                         22,000  (4)
J. Pedro Reinhard       Director                                         10,000  (5)
Jerome W. Sandweiss     Director                                         32,000  (4)
D. Dean Spatz           Director                                         27,200  (4)
Barrett Toan            Director                                         10,000  (5)
Frank D. Wicks          President, Scientific Research                   90,494  (3)
Directors and executive                                               1,253,991  (3)
officers as a group

--------------------------------------------------------------------------------

(1)Each nominee has both sole voting power and sole investment power with respect to the shares set forth in the table opposite his or her name, except as follows: Mr. Hogan shares voting and investment power as to 33,000 shares held in joint tenancy with his spouse. Mr. Spatz shares voting and investment power as to 4,200 shares held in joint tenancy with his spouse. Shares owned separately by spouses are not included.

(2)Represents less than one percent (1%) of the Company's common stock outstanding as of March 8, 2002, for each of the named individuals and less than two percent (2%) for the group.

(3)Includes 50,600, 83,700, 51,000, 96,981, 80,000, and 867,184 shares subject to stock options that are exercisable as of, or within sixty days of, March 8, 2002, for Mr. Blazevich, Dr. Harvey, Mr. Hogan and Drs. Nagarkatti and Wicks and for the directors and executive officers as a group, respectively.

(4)Includes 18,000 shares, except for Jerome W. Sandweiss which includes 17,000 shares, awarded under the Directors' Non-Qualified Share Option Plan of 1998. These shares are exercisable as of March 8, 2002.

(5)Includes 10,000 shares awarded under the Directors' Non-Qualified Share Option Plan of 1998. These shares are exercisable as of March 8, 2002.

Principal Beneficial Owners

The following table sets forth information for each person or company that, to the knowledge of the Company, beneficially owned more than five percent (5%) of the Company's common stock as of March 8, 2002.

                                               Shares Beneficially Percent of Shares
Name and Address                                      Owned           Outstanding
---------------------------------------------- ------------------- -----------------
Alfred R. Bader                                     4,089,260(1)          5.6%
2961 North Shepard Avenue
Milwaukee, WI 53211
AIM Funds Management, Inc.                          4,624,900(2)          6.3%
5140 Yonge Street, Suite 900
Toronto, Ontario M2N 6X7
Janus Capital Corporation                           4,169,410(3)          5.7%
100 Fillmore Street
Denver, CO 80206-4923
State Farm Mutual Automobile Insurance Company      6,329,288(4)          8.7%
  and related entities
One State Farm Plaza
Bloomington, IL 61710
Vanguard Specialized Funds--                        4,986,300(5)          6.8%
Vanguard Health Care Fund
100 Vanguard Boulevard
Malvern, PA 19355
Wellington Management Company, LLP                  5,490,400(6)          7.5%
75 State Street
Boston, MA 02109

--------------------------------------------------------------------------------
(1)As set forth in such person's Schedule 13G/A, dated January 23, 2002, filed with the Securities and Exchange Commission. Of the shares set forth opposite his name, Alfred R. Bader reports (i) sole voting power over 4,089,260 shares, (ii) shared voting power over none of the shares, (iii) sole dispositive power over 4,089,260 shares and (iv) shared dispositive power over none of the shares.

(2)As set forth in such company's Schedule 13G/A, dated January 30, 2001, filed with the Securities and Exchange Commission. Of the shares set forth opposite their name, AIM Funds Management, Inc. reports (i) sole voting power over none of the shares, (ii) shared voting power over 4,624,900 shares, (iii) sole dispositive power over none of the shares and (iv) shared dispositive power over 4,624,900 shares.

(3)As set forth in such company's Schedule 13G/A, dated February 14, 2002, filed with the Securities and Exchange Commission. Of the shares set forth opposite its name, Janus Capital Corporation reports (i) sole voting power over 4,169,410 shares, (ii) shared voting power over none of the shares,
   (iii) sole dispositive power over 4,169,410 shares and (iv) shared dispositive power over none of the shares. Janus Capital Corporation noted that its ownership derived from its role as investment advisor to managed portfolios and that its Chief Executive Officer, President and Chairman, Thomas M. Bailey, was filing jointly with it because he may be deemed to own such shares even though he disclaims beneficial ownership.

(4)As set forth in such company's Schedule 13G/A, dated February 7, 2002, filed with the Securities and Exchange Commission. Shares set forth opposite State Farm Mutual Automobile Insurance

   Company represent shares owned by entities affiliated with State Farm Mutual Automobile Insurance Company. The filing indicates that such entities may constitute a group but states that each person disclaims beneficial ownership as to all shares not specifically attributed to such entity in the filing and disclaims that it is part of a group. Of the shares set forth opposite their name, State Farm Mutual Automobile Insurance Company reports
   (i) sole voting power over 6,303,180 shares, (ii) shared voting power over 2,238 shares, (iii) sole dispositive power over 6,303,180 shares, and (iv) shared dispositive power over 26,108 shares.

(5)As set forth in such company's Schedule 13G, dated February 7, 2002, filed with the Securities and Exchange Commission. Of the shares set forth opposite its name, Vanguard Specialized Funds--Vanguard Health Care Fund reports (i) sole voting power over 4,986,300 shares, (ii) shared voting power over none of the shares, (iii) sole dispositive power over none of the shares and (iv) shared dispositive power over 4,986,300 shares. See note (6).

(6)As set forth in such company's Schedule 13G/A, dated February 12, 2002, filed with the Securities and Exchange Commission. Of the shares set forth opposite its name, Wellington Management Company, LLP reports on behalf of its subsidiary, Wellington Trust Company, NA, (i) sole voting power over none of the shares, (ii) shared voting power over 474,900 of the shares,
   (iii) sole dispositive power over none of the shares and (iv) shared dispositive power over 5,490,400 shares in its capacity as investment adviser to various clients. It is reported that no such client was known to have the right or power to direct the receipt of dividends or sale proceeds with respect to more than 5% of the class except Vanguard Health Care Fund. See note (5).

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's executive officers, directors and persons who own beneficially more than ten percent of the Company's outstanding stock, file reports of ownership and changes in ownership with the Securities and Exchange Commission and any national securities exchange on which the Company's securities are listed and furnish the Company with copies of all Section 16(a) reports so filed. Based solely on a review of forms and certain written representations furnished to the Company, the Company believes that its executive officers and directors complied with all applicable Section 16(a) filing requirements during 2001, except for Larry S. Blazevich, who filed one report covering one transaction late.

Management Share Ownership Plan

The Company has shareholding requirements for the following positions:

                                                       Shareholding
                                                        Requirement
                          Position                   (salary multiple)
                          --------                   -----------------
         Chairman & CEO                                      3X
         Business Unit Presidents, CAO & CFO                 2X
         Other Corporate Officers & Brand Presidents         1X
         Vice Presidents & Key Country Managers             .5X

These requirements were implemented in 2000, with three years allowed for participants in the United States and five years allowed for participants outside of the United States, to achieve the required investment level. At December 31, 2001, all members of these groups met the shareholding requirement, with total holdings for the entire group of 405,405 shares.

                 INFORMATION CONCERNING EXECUTIVE COMPENSATION

The following table presents compensation information for the Chief Executive Officer and the four other most highly compensated executive officers based on salary and bonus in 2001 for the years ended December 31, 2001, 2000 and 1999:

                                 Summary Compensation Table
                                 --------------------------
                                                                   Long-term
                                                                  Compensation
                                                             ----------------------
                                                             Number of
                                    Annual Compensation        Shares
                               ----------------------------- Underlying
                                         Bonus  Comp. (2)(3)  Options   ----------- ---------
Name/Position             Year  Salary    (1)   ------------  Granted
------------------------- ---- -------- -------              ----------
Larry S. Blazevich        2001 $285,000 $15,675   $     --         --    $     --    $6,720
Vice President,           2000  260,000   7,583         --     18,000          --     6,720
Information Systems       1999  285,000      --         --     15,000          --     6,360
---------------------------------------------------------------------------------------------
David R. Harvey           2001  700,000  46,200    320,381         --     488,662     6,720
President, Chairman & CEO 2000  625,000  21,875         --     50,000          --     6,720
                          1999  475,000      --    137,682     50,000     210,000     6,360
---------------------------------------------------------------------------------------------
Michael R. Hogan          2001  400,000  28,900         --         --          --     6,720
CFO, CAO                  2000  353,500  12,372         --     30,000          --     6,720
& Secretary               1999  300,100      --         --     75,000          --     6,210
---------------------------------------------------------------------------------------------
Jai P. Nagarkatti         2001  275,000  20,650     51,467         --      78,500     6,720
President,                2000  235,000   8,225         --     30,000          --     6,720
Fine Chemicals            1999  225,000      --     19,669     20,000      30,000     6,360
---------------------------------------------------------------------------------------------
Frank D. Wicks            2001  290,000  19,140    102,934         --     157,000     6,720
President,                2000  245,000   8,575         --     30,000          --     6,720
Scientific Research       1999  290,000      --         --     20,000          --     6,360
---------------------------------------------------------------------------------------------

(1)Amounts are earned and accrued during the fiscal years indicated and are paid subsequent to the end of each fiscal year pursuant to the Company's Annual Cash Bonus Program, discussed on page 12.

(2)The value of shares issued under the Incentive Stock Bonus Plan in 2001 and 1999 relate to performance in 1995 and 1993 respectively, and are presented as long-term incentive plan ("LTIP") payouts. Such values represent the aggregate market value of shares of common stock issued on the payout date. Cash payouts to cover Federal income taxes related to the issuance of such shares are presented as other annual compensation. Drs. Harvey, Nagarkatti and Wicks and Mr. Blazevich hold 11,500, 2,400, 2,600 and 500 Bonus Units, respectively, as of December 31, 2001. Shares of common stock issuable upon vesting of such Bonus Units have a value of $453,215, $94,584, $102,466 and $19,705, respectively, based upon the closing price of the Company's common stock as of such date. See "Incentive Stock Bonus Plan" below for further information.

(3)Excludes the value of personal use of automobiles and club memberships provided by the Company, the amounts of which are immaterial for each executive officer.

(4)Represents amounts contributed for each executive officer under the Company's 401(k) Retirement Savings Plan in 2001, 2000 and 1999, respectively.

Incentive Stock Bonus Plan

The Company's Incentive Stock Bonus Plan is administered by the Compensation Committee of the Board. See "Compensation Committee Report on Executive Compensation--Incentive Compensation" on page 12 of this Proxy Statement for information concerning the plan.

No bonus units were awarded to the named executive officers for performance in 1999 or 2000 and no bonus units will be awarded under the Incentive Stock Bonus Plan for the year ended December 31, 2001.

Stock Options

The Company's Share Option Plan of 2000 is administered by the Compensation Committee, which grants options to employees as the Committee determines, taking into account the employees' duties, their present and potential contributions to the success of the Company and such other factors as the Committee deems relevant. The exercise price of the options is determined by the Committee, however, no incentive stock option may have an exercise price less than the fair market value of the shares at the date of the grant. Full payment for stock being purchased must be made in cash or Company common stock at the time an option is exercised. Options are not transferable other than by will or by the laws of descent and distribution. Options expire ten years from the date of grant, although the Committee may grant non-qualified options with longer terms to participants outside of the United States. Options will generally terminate no later than twelve months after an optionee's termination of employment without cause (as defined in the plan), retirement, death or disability.

In 2001, no options were granted to the named executive officers.

The following table presents stock options exercised by the named executive officers during the year ended December 31, 2001:

                           Options Exercised in 2001

                                Shares Acquired
             Name                 On Exercise   Value Realized (1)
             ------------------ --------------- ------------------
             Larry S. Blazevich         --                --
             David R. Harvey            --                --
             Michael R. Hogan           --                --
             Jai P. Nagarkatti          --                --
             Frank D. Wicks          3,000           $59,935
             ------------------ --------------- ------------------

(1)Calculated as the aggregate market value per share of the Company's common stock on the exercise date net of the aggregate exercise price per share.

The following table presents (i) the unexercised options held by each named executive officer and (ii) the value of all in-the-money options as of December 31, 2001, as if all such in-the-money options were vested and exercisable as of December 31, 2001:


                       Option Values at December 31, 2001
                       ----------------------------------
                            Number of Shares
                         Underlying Unexercised     Value of Unexercised
                              Options Held        In-the-Money Options (1)
                        ------------------------- -------------------------
     Names              Exercisable Unexercisable Exercisable Unexercisable
     ------------------ ----------- ------------- ----------- -------------
     Larry S. Blazevich   45,600       27,400     $  497,571    $164,859
     David R. Harvey      63,700       86,300        402,230     496,771
     Michael R. Hogan     38,700       66,300        330,117     519,183
     Jai P. Nagarkatti    92,981       40,000      1,294,531     233,900
     Frank D. Wicks       76,000       40,000      1,098,910     233,900
     ------------------ ----------- ------------- ----------- -------------

(1)Calculated as the aggregate closing market price per share of the Company's common stock on December 31, 2001, for the total number of in-the-money shares under option, net of the aggregate value of all option exercise proceeds.

Retirement Security Value Plan (Pension Plan)

The Sigma-Aldrich Retirement Security Value Plan is a tax-qualified, noncontributory retirement plan that provides all eligible employees, including the named executive officers, with a retirement benefit based upon a formula. The plan provides an annual addition to each participant's account, ranging from 2% to 5% of salary, depending on years of service. Each account is also credited with interest annually. In no event will the benefit provided by the Retirement Security Value Plan at retirement be less than the benefit provided by the previous pension plan formula for any employee who was a participant in the plan as of January 1, 1996. Pension credits have been and will continue to be restricted by the Internal Revenue Code limitations above certain levels of compensation, and the Company does not have a supplemental plan to provide benefits based upon earnings above these limitations. Taking into account these limitations and assuming that each executive officer continues employment with the Company until the normal retirement age of 65 at his current cash compensation level and that interest rates remain at December 31, 2001 levels, Drs. Harvey, Nagarkatti and Wicks and Messrs. Blazevich and Hogan would receive upon retirement an annual pension benefit in the form of a single life annuity of $67,896, $66,815, $76,509, $17,349 and $21,969, respectively, or at his election, a lump sum distribution based on the present value of such annual benefits.

Employment and Other Agreements

The Company has Employment Agreements ("Agreements") with Drs. Harvey, Nagarkatti and Wicks and Messrs. Blazevich and Hogan which provide severance compensation (with an offset for monies earned elsewhere under certain defined situations) to each of these executives in the event of his cessation of employment with the Company or any of its subsidiaries after the occurrence of a change in control of the Company. "Change in control" is defined in the Agreements to have occurred when an individual, partnership, corporation or other entity acquires more than thirty-five percent of the outstanding shares of the Company's common stock and there is a change in the majority of the Directors of the Board (or other body supervising the employment of officers) within any four hundred day period. Prior to a change in control, the Agreement may be terminated upon sixty-days notice given by either the executive or the Company. Unless notice is given to the contrary, the three-year term of the Agreements is automatically extended for an additional year at the end of each agreement year. Compensation covered by the Agreements is set annually by the Compensation Committee, except that after a change in control, if the executive leaves, the level of severance pay is the amount last set by the Compensation Committee immediately prior to the change in control. No payments are made under the Agreements if the cessation of employment is due to death. If a change in control of the Company had occurred as of March 8, 2002, and the employment of the named executive officers of the Company had been terminated, Drs. Harvey, Nagarkatti and Wicks and Messrs. Blazevich and Hogan would have collectively received $4,353,750.

The Incentive Stock Bonus Plan also contains provisions that protect the participants against the loss of Bonus Units earned if there has been a change in control of the Company prior to the scheduled payout of stock and cash for such earned Bonus Units. "Change in control" is defined in the Incentive Stock Bonus Plan in the same manner as it is defined in the Agreements above. If a change in control of the Company had occurred as of March 8, 2002, and the employment of the named executive officers of the Company had been terminated, Drs. Harvey, Nagarkatti and Wicks and Messrs. Blazevich and Hogan would have collectively received 6,700 shares of the Company's common stock and $195,018.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Committee

The Committee is composed of the three members named below, none of whom is an employee of or is involved in any interlocking relationship with the Company.

Compensation Policy

The Committee believes that increasing share value on a long-term basis is the goal of shareholders. The Company's compensation policy is designed to motivate employees to improve productivity and performance, resulting in increased profitability and, thus, improvement in shareholder value. To align the financial interests of senior executives and managers with those of shareholders, the Company uses incentive compensation that is tied directly to the Company's operating results and is highly sensitive to the market price of the Company's common stock. Accordingly, the Committee believes that increasing profits and long-term growth in share value will be the goals of both management and shareholders. The Company's policy is to structure compensation such that any executive compensation in excess of $1 million is tax deductible for the Company.

Compensation for the Company's executive officers includes three elements: (1) salary, (2) a cash bonus and (3) long-term incentive compensation. The Company has no long-term employment contracts with any of its executive officers other than the Employment Agreements previously described in this Proxy Statement, which become applicable only if there is a change in control of the Company.

Salary

At the end of each fiscal year, the Committee reviews with Dr. Harvey an annual salary plan for the Company's executive officers and then approves such plan with any modifications it deems appropriate. The Committee approves the salary plan after assessing the Company's overall performance, including a review of the operating results of the Company and the executive officers' responsibilities and after making judgments about past and expected future contributions of the individual executive officers. The review of operating results is general in nature, rather than being based upon any specific weighting formula for measures which include the Company's sales, earnings and earnings per share growth, profit margins, return on assets, return on equity, acquisition activities and general financial condition. The Committee's assessment also considers the difficulty of achieving performance levels based on its understanding of the Company's business and market conditions as well as competitive pressures. In reviewing the individual executive officers' responsibilities and performance, the Committee also considers their non-financial contributions to the Company, such as the quality and progress of research, marketing and production activities. The Committee performs its review in a general, subjective manner with consideration given to all factors, including general knowledge of other executive officers' salaries and taking particular note of the continued growth in sales and earnings per share, as illustrated by the following graphs. (Note: amounts exclude the sales (in millions) of $225.4, $228.4, $252.6 and $101.1 and earnings per share-diluted (dollars) of $.23, $.21, $.24 and $.12 for 1997, 1998, 1999 and 2000,
respectively, of the Company's discontinued metal business, B-Line Systems):

        Earnings
        97       98       99       00       01
        1.39     1.43     1.47     1.66     1.87

        Sales
        97       98       99       00       01
        919.40   986.20   1061.20  1096.30  1179.40



Based upon the business knowledge and experience of the Committee members, they believe that the executive officers' salaries are appropriate in view of the level of responsibilities and contributions by each executive officer.

Annual Cash Bonus Program

The Company has an annual cash bonus program for all management employees to further align the interests of management with its shareholders. Employees included in the bonus program are eligible for annual payments only to the extent the Company meets certain predetermined financial goals.

For 2001, the performance goals were based on sales and operating income growth and return on assets. The maximum cash payment for eligible employees was set at between 10% and 30% of their annual salary, based on their expected contribution to meeting Company objectives. Based on 2001 sales and operating income increases and return on assets, actual cash bonus payments in 2002 were between 2.2% and 6.6% of eligible employees' annual salaries.

Incentive Compensation

Incentive Stock Bonus Plan. Awards from the Company's Incentive Stock Bonus Plan (the "Plan"), a shareholder-approved plan implemented in 1978 and amended in 1996, are tied directly to the Company's annual operating results. The Plan provides generally that, if the Company's pre-tax operating income has increased by at least 10% over the prior year, the Committee establishes a Bonus Pool, with the maximum amount determined by the following formula:

                                         Maximum Bonus Pool
                       Percentage      as a percentage of the
                   increase in pre-tax  increase in pre-tax
                    operating income      operating income
                    ----------------      ----------------
                      Less than 10%              --
                       10.0-12.4%               3.0%
                       12.5-14.9%               4.0%
                      15% and above             5.0%

The Committee fixes the maximum dollar amount of Bonus Units and Tax Offset Bonus Units which may be awarded to Dr. Harvey during the first 90 days of each calendar year. After the end of each calendar year, but prior to the award of Units, the Committee will certify in writing whether the performance goals under the plan have been met. If pretax operating income for the year has reached a level sufficient to generate a Bonus Pool, the Committee will allocate Bonus Units to Dr. Harvey in an amount not to exceed the maximum set by the Committee during the first 90 days of the calendar year. If a positive value remains in the Bonus Pool after subtracting the value of the Bonus Units awarded to Dr. Harvey, the remaining Bonus Units may be awarded by the Committee to participants designated by the Committee. The Units will initially be valued at the closing price of the Company's common stock on the day before the date of the awards. All awards are made within 30 days after the end of the first quarter of the year following the year for which the awards are earned.

The Committee reviews with Dr. Harvey its recommendation for awards of Bonus Units to the executive officers (other than Dr. Harvey) and other senior managers. In the course of this review, the Committee considers performance evaluations of each of the executives and senior managers and separately considers and sets the award to Dr. Harvey. In establishing the amount of the Bonus Pool and the specific awards to the executive officers the Committee takes into account operating results and other criteria in a review similar to that described under Salary above. Because his responsibilities have more impact on the Company's current and future operating results, the Committee feels that Dr. Harvey should have a greater proportion of his annual compensation tied directly to the Company's performance. Accordingly, Dr. Harvey has a greater participation in the Incentive Stock Bonus Plan than do the other executive officers.

The Plan provides for issuance of one share of the Company's common stock for each Bonus Unit awarded. Shares are issued only after the participant has been employed for five years following the year for which an award has been made (or earlier in certain limited circumstances). As a result, the value of Bonus Units awarded for any year under the Plan is sensitive to the market price of the Company's common stock over a five-year period, thus providing the participant with a longer-term perspective. The Plan also provides for payment of cash when the shares are issued so that the participant is not compelled to sell any of the shares in order to pay Federal income taxes and, in the case of Dr. Harvey, Tax Offset Bonus Units. The cost of the Plan since its inception has ranged between 1.0% and 1.5% of cumulative pre-tax income, except for 1994, 1998, 1999 and 2000, during which no bonus units were awarded and for 2001 for which no bonus units will be awarded. The Committee expects that the future cost will continue to constitute between 1.0% and 1.5% of the Company's cumulative pre-tax income. See "Incentive Stock Bonus Plan" on page 9 of this Proxy Statement for additional information concerning this plan.

Share Option Plan of 2000. Each year, the Committee considers the desirability of granting options under the Company's Share Option Plan of 2000 to key employees. The Committee believes that granting stock options is desirable because it directly correlates long-term compensation of key employees with share price appreciation. In determining grants, the Committee generally considers the same factors as those discussed under Salary above. The Committee does not consider the amounts or terms of prior stock option grants in determining current grants. No options were granted to the named executive officers in 2001. See "Stock Options" on page 9 of this Proxy Statement for additional information concerning this plan.

2001 CEO and Executive Officer Compensation

The Committee's approach is to have a large amount of Dr. Harvey's compensation dependent on Company performance. In measuring performance, emphasis is placed on year-to-year increases in earnings, which is the criterion used to establish the maximum Bonus Pool under the Company's Incentive Stock Bonus Plan.

In 2001, sales for the Company increased 7.6% to $1.18 billion, net income grew by 1.2% to $140.7 million, net income per share (diluted) grew by 12.7% to $1.87 and return on equity increased from 15.6% in 2000 to 17.3% for 2001. In setting Dr. Harvey's salary for 2001, the Committee recognized Dr. Harvey's leadership in increasing sales, net income and net income per share growth, as well as the additional responsibilities associated with serving as Chairman and as President and CEO and increased his salary by 12%.

The Company did not award Bonus Units under the Incentive Stock Bonus Plan in 2001 since the increase in earnings in 2000 did not meet plan minimums.

For the other executive officers, the Committee determined that 2001 compensation should reflect the Company's performance, the level of the officers' responsibilities and any changes thereto during the year, and the officers' contribution to strategic initiatives that will drive future growth. The Committee believes that the compensation policies and programs it has implemented have committed the executive officers of the Company to achieve long-term improvement in operating results.

                                          COMPENSATION COMMITTEE

                                          William C. O'Neil, Jr. (Chairman)
                                          J. Pedro Reinhard
                                          Barrett Toan

                           REPORT OF AUDIT COMMITTEE

To the Board of Directors of Sigma-Aldrich Corporation:

We have reviewed and discussed with management the Company's audited financial statements as of and for the year ended December 31, 2001.

We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors' independence.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the audited financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.

                                          AUDIT COMMITTEE

                                          D. Dean Spatz (Chairman)
                                          Nina V. Fedoroff
                                          W. Lee McCollum
                                          Jerome W. Sandweiss

                               PERFORMANCE GRAPH

The following performance graph compares the Company's cumulative shareholder return (stock price appreciation plus reinvestment of dividends) for a five year period ended December 31, 2001, with that of the Standard & Poor's 500 Composite Stock Price Index and an index of the companies included in the Value Line Chemical Specialty Industry Group, assuming that $100 was invested in each on December 31, 1996, and that all dividends were reinvested. These indices are only included for comparative purposes as required by Securities and Exchange Commission rules and do not necessarily reflect management's opinion that such indices are an appropriate measure of the relative performance of the Company's common stock, and are not intended to forecast or be indicative of possible future performance of the common stock.

                                          [CHART]

        Sigma-Aldrich       Standard & Poors 500       Chemicals:Specialty
         Corporation
1996    100.00              100.00                     100.00
1997    128.33              133.23                     123.98
1998    95.67               171.07                     110.28
1999    98.89               205.77                     109.08
2000    129.83              184.90                     132.68
2001    131.15              160.79                     159.49



                                    1996   1997   1998   1999   2000   2001
                                   ------ ------ ------ ------ ------ ------
    Sigma-Aldrich Corporation      100.00 128.33  95.67  98.89 129.83 131.15
    Standard & Poors 500           100.00 133.23 171.07 205.77 184.90 160.79
    Value Line: Chemical Specialty 100.00 123.98 110.28 109.08 132.68 159.49

In this Proxy Statement, the Company used as a performance graph comparison index those companies comprising the Value Line Chemical Specialty Industry Group (the "Group"). The 2001 Group includes the following companies: ADM Tronics Unlimited Inc., Adven Inc., AEP Industries Inc., Agrium Inc., Airgas Inc., Alcide Corp., Amcol International Corp., American Biltrite Inc., American Pacific Corp., American Vanguard Corp., Arch Chemicals, Atlantis Plastics Inc., Avery Dennison Corp., Balchem Corp., Cabot Microelectronics Corp., Carbide/Graphite Group Inc., CPAC Inc., Crompton Corp., Ecolab Inc., Eco Soil Systems Inc., Eden Bioscience Corp., Engelhard Corp., Ethyl Corp., Ferro Corp., Flamemaster Corp., Flexible Solutions International Inc., Foamex International Inc., H.B. Fuller Co., Glassmaster Co., Great Lakes Chemical Corp., Hercules Inc., Hexcel Corp., International Flavors

& Fragrances, International Specialty Products, Jilin Chemical, JLM Industries Inc., Lesco Inc., Lubrizol Corp., Lydall Inc., MacDermid Inc., Mace Security International Inc., Martek Biosciences Corp., Material Sciences Corp., Metal Arts Inc., Minerals Technologies Inc., Nanophase Technologies Corp., Nevada Chemicals Inc., NL Industries Inc., Octel Corp., Oil Dri Corp., OM Groups, Omnova Solutions Inc., Park Electrochem, Penford Corp., Praxair Inc., Quaker Chemical Corp., Rohm & Haas Co., RPM Inc., A. Schulman Inc., Sherwin Williams Co., SICO Inc., Southwall Technology, Special Metals Corp., Stepan Co., SurModics Inc., Symyx Technologies Inc., Terra Nitrogen Co., Tor Minerals International Inc., Tredegar Corp., U.S. Home & Garden Inc., UFP Technologies Inc., Uniroyal Technology Corp., Valspar Corp., WD-40 Co., Wellman Inc. and Worldwide Petromoly Inc.

The 2001 Group added ADM Tronics Unlimited Inc., Adven Inc., AEP Industries Inc., Alcide Corp., Amcol International Corp., American Biltrite Inc., American Pacific Corp., American Vanguard Corp., Balchem Corp., Cabot Microelectronics Corp., Carbide/Graphite Group Inc., CPAC Inc., Eco Soil Systems Inc., Eden Biosciences Corp., Flamemaster Corp., Flexible Solutions International Inc., Foamex International Inc., Glassmaster Co., Hexcel Corp., Jilin Chemical, JLM Industries Inc., Lesco Inc., Lydall Inc., Mace Security International Inc., Martek Biosciences Corp., Metal Arts Inc., Minerals Technologies Inc., Nanophase Technologies Corp., Nevada Chemicals Inc., NL Industries Inc., Octel Corp., Oil Dri Corp., Omnova Solutions Inc., SICO Inc., Southwall Technology, Special Metals Corp., Stepan Co., SurModics Inc., Symyx Technologies Inc., Terra Nitrogen Co., Tor Minerals International Inc., U.S. Home & Garden Inc., UFP Technologies Inc., Uniroyal Technology Corp. and Worldwide Petromoly Inc. The 2001 Group deleted Lilly Industries Inc. and NCH Corp. from the 2000 Group. With these exceptions, which resulted solely from the independent action of Value Line, the 2001 and 2000 Groups are identical.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

The principal accountant selected by the directors for the current year is Arthur Andersen LLP, independent public accountants. Representatives of Arthur Andersen LLP are expected to be present at the Meeting and will have the opportunity to make a statement if they wish to do so, and are expected to be available to respond to appropriate questions.

FISCAL 2001 AUDIT FIRM FEE SUMMARY

During fiscal year 2001, the Company retained its principal auditor, Arthur Andersen LLP, to provide services in the following categories and amounts:

             Audit Fees                                 $  772,000
             Financial Information Systems Design and
               Implementation Fees                               0
             All Other Fees (Tax Compliance & Planning)  1,593,000

The Audit Committee has considered whether the provision of non-audit services by the Company's principal auditor is compatible with maintaining auditor independence.

VOTE REQUIRED; OTHER MATTERS

The affirmative vote of the holders of a majority of the shares that are represented by proxy at the Meeting and are entitled to vote on the subject matter is required to elect directors and approve any other matters properly brought before the Meeting. Shares represented by proxies which are marked "withhold authority" with respect to the election of any one or more nominees as directors and proxies which are marked to abstain or to deny discretionary authority on other matters will be counted for the purpose of determining the number of shares represented by proxy at the Meeting. Such proxies will thus have the same effect as if the shares represented thereby were voted against such nominee or nominees and against such other matters, respectively. Shares not voted on one or more but less than all such matters on proxies returned by brokers will be treated as not represented at the Meeting as to such matter or matters.

The Company knows of no other matters to be presented for consideration at the Meeting. If any other matters are properly brought before the Meeting, the persons named in the accompanying proxy intend to vote or act with respect to items in accordance with their best judgement. The affirmative vote of the holders of the majority of shares represented at the meeting and entitled to vote on the subject matter is required for approval of any such other matters which are properly brought before the meeting.

SHAREHOLDER PROPOSALS

Written proposals of shareholders to be included in the Proxy Statement and Proxy for the next Annual Meeting of Shareholders must have been received at the Company's principal executive office, 3050 Spruce Street, St. Louis, Missouri 63103, no later than November 29, 2002. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the Proxy Statement and Proxy in accordance with regulations governing the solicitation of proxies.

Under the Company's By-laws, in order for a shareholder to nominate a candidate for director, or to bring other business before a shareholders' meeting, timely notice must be given to and received by the Company in advance of the meeting. In the case of an annual meeting, ordinarily, such notice must be given and received not less than 90 nor more than 120 days before the first anniversary of the preceding year's annual meeting (or between January 7, 2003 and February 6, 2003 in the case of the 2003 annual meeting of shareholders); provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, then such notice must be given by the shareholder and received by the Company not earlier than the opening of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of such meeting is first made. In certain cases, notice may be delivered and received later if the number of directors to be elected to the Board of Directors is increased. In the case of a nomination, the shareholder submitting the notice must describe various matters as specified in the Company's By-laws, including the name and address of each proposed nominee, his or her occupation and number of shares held, and certain other information. In the case of a proposal of other business, the notice must include a description of the proposed business (which must otherwise be a proper subject for action by the shareholders), the reasons therefor and other matters specified in the Company's amended By-laws.

In the case of special meetings of shareholders, only such business will be conducted, and only such proposals will be acted upon, as are brought pursuant to the notice of the meeting. In the event the Company calls a special meeting of shareholders to elect one or more directors, any shareholder may nominate a candidate, if such shareholder complies with the timing and notice requirements contained in the By-laws. Proposals of other business may be considered at a special meeting requested in accordance with the By-laws only if the requesting shareholders give and the Company receives a notice containing the same information as required for an annual meeting at least 30 days prior to the earlier of the time the person so designated calls the meeting pursuant to
Section 2.02 of the By-laws or the day on which public announcement of the date of the meeting is first made.

In the case of an annual or special meeting, the shareholder proponent must be a shareholder of the Company who was a shareholder of record both at the time of giving of notice and at the time of the meeting and who is entitled to vote at the meeting. Any such notice must be given to the Secretary of the Company, whose address is 3050 Spruce Street, St. Louis, Missouri 63103. Any shareholder desiring a copy of the Company's Certificate of Incorporation, as amended, or amended By-laws will be furnished a copy without charge upon written request to the Secretary.

The time limits described above also apply in determining whether notice is timely for purposes of Rule 14a-4(c) under the Securities Exchange Act of 1934 relating to exercise of discretionary voting authority, and are separate from and in addition to the Securities and Exchange Commission's requirements that a shareholder must meet to have a proposal included in the Company's proxy statement for an annual meeting.

In each case, the proposals or notices described above must be submitted in writing to Michael R. Hogan, Secretary, Sigma-Aldrich Corporation, 3050 Spruce Street, St. Louis, Missouri 63103.

                                          By Order of the Board of Directors,

                                          /s/
                                          Michael R. Hogan, Secretary
March 29, 2002

                                   FOR VOTING BY PHONE, INTERNET OR MAIL,
                                    PLEASE READ THE INSTRUCTIONS BELOW

[SIGMA-ALDRICH LOGO]           VOTE BY PHONE - 1-800-690-6903
                               Use any touch-tone telephone to vote your proxy
                               24 hours a day, 7 days a week, up until 11:59
                               P.M. Eastern Time the day before meeting date.
                               Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control
                               Number, which is located below, and then follow the simple instructions the Vote Voice provides you.

                               VOTE BY INTERNET - WWW.PROXYVOTE.COM
                               Use the Internet to vote your proxy 24 hours a day, 7 days a week, up until 11:59 P.M. Eastern Time the day before meeting date. Have your proxy card in hand when you access the website. You will be prompted to enter your 12-digit Control Number, which is located below, to obtain your record and create an electronic ballot.

                               VOTE BY MAIL
                               Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to SIGMA-ALDRICH, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

                               If you vote by phone or vote using the Internet,
                                         please do not mail your proxy.
                                               THANK YOU FOR VOTING.

March 29, 2002

Dear Shareholder:

The annual meeting of Shareholders of Sigma-Aldrich Corporation will be held at the Company's Life Science and High Technology Center, 2909 Laclede Avenue, St. Louis, Missouri 63101 at 11:00 a.m., on Tuesday, May 7, 2002.

It is important that your shares are represented at this meeting. Whether or not you plan to attend the meeting, please review the enclosed proxy materials. You may sign, date and return this proxy card or you may vote by telephone or Internet.



TO VOTE, MARK BLOCKS BELOW IN BLUE
  OR BLACK INK AS FOLLOWS:           SIGAD1   KEEP THIS PORTION FOR YOUR RECORDS
--------------------------------------------------------------------------------
                                             DETACH AND RETURN THIS PORTION ONLY
             THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
________________________________________________________________________________

SIGMA-ALDRICH CORPORATION

This proxy will be voted FOR Item 1, unless otherwise directed, and in the discretion of the proxies on whatever other business may properly come before the meeting.

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
  The Board of Directors recommends a vote FOR the following:     For     Withhold    For All    To withhold authority to vote, mark
                                                                  All        All      Except     "For All Except" and write the
  Vote On Directors                                                                              nominee's number on the line below.
  1. ELECTION OF DIRECTORS: 01) Nina V. Fedoroff, 02) David       [  ]      [  ]      [  ]       ___________________________________
     R. Harvey, 03) W. Lee McCollum, 04) William C. O'Neil, Jr.,
     05) J. Pedro Reinhard, 06) Jerome W. Sandweiss,
     07) D. Dean Spatz and 08) Barrett Toan
                                                                     The undersigned hereby acknowledges receipt of the Notice of
                                                                     Annual Meeting and accompanying Proxy Statement, each dated
                                                                     March 29, 2002, and hereby revokes all proxies heretofore given by the undersigned for said meeting. This proxy may be revoked prior to its exercise.

For address changes and/or comments, please check this box  [  ]
and write them on the back where indicated.                          If stock is owned in joint names, all owners must sign. If signing for estates, trusts or corporations, please indicate title or capacity.

/____________________________________/__________/                            /_______________________________________/___________/
Signature (PLEASE SIGN WITHIN BOX)    Date                                    Signature (Joint Owners)                Date

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                                  SIGAL2      KEEP THIS PORTION FOR YOUR RECORDS
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                                             DETACH AND RETURN THIS PORTION ONLY

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 PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE

                        (To be signed on reverse side)

By signing on the reverse, the shareholder(s) hereby appoint(s) WILLIAM C. O'NEIL, JR., and JEROME W. SANDWEISS, or either of them, the true and lawful attorneys-in-fact, agents and proxies, with the power of substitution and revocation, as their representatives at the Annual Meeting of Shareholders of SIGMA-ALDRICH CORPORATION to be held at the Company's Life Science and High Technology Center, 2909 Laclede Avenue, St. Louis, Missouri 63103 on May 7, 2002, at 11:00 A.M., Central Daylight Time (including all adjournments thereof), and there to vote all shares of stock which the shareholder is entitled to vote, with all powers which the shareholder would possess if personally present.

You are encouraged to specify your choices by marking ------------------------ the appropriate boxes on the reverse side. Shares represented by this proxy, when properly executed, will
be voted as directed or, if directions are not         ------------------------
indicated, will be voted in accordance with the Board
of Directors' recommendations. The Proxies cannot vote
your shares unless you sign and return this card.      ------------------------
                                                           (change of address)


(If you have given a change of address, please mark the corresponding box on the reverse side of this card.)
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